                                                                   EXHIBIT 10.10

                                    FORM OF
                        THE SAVINGS BANK OF MANCHESTER
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (as amended and restated)

                        The Savings Bank of Manchester
                    Supplemental Executive Retirement Plan

                               Table of Contents

Article I - Introduction.........................................  1

Article II - Definitions.........................................  2

Article III - Eligibility and Participation......................  6

Article IV - Benefits............................................  7

Article V - Accounts............................................. 10

Article VI - Supplemental Benefit Payments....................... 11

Article VII - Claims Procedures.................................. 13

Article VIII - Amendment and Termination......................... 15

Article IX - General Provisions.................................. 16

Article X - Required Regulatory Provisions....................... 19

                                       i
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                                   Article I
                                 Introduction

Section 1.01  Purpose, Design and Intent.
              --------------------------

(a) The purpose of The Savings Bank of Manchester Supplemental Executive Retirement Plan, as amended and restated (the "Plan") is to assist The Savings Bank of Manchester (the "Bank") and its affiliates in retaining the services of key employees until their retirement, to induce such employees to use their best efforts to enhance the business of the Bank and its affiliates, and to provide certain supplemental retirement benefits to such employees.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is specifically designed to provide certain key employees with retirement benefits that would have been payable under the various tax-qualified retirement plans sponsored by the Bank but for the limitations placed on the benefits and contribution under such plans by various provisions of the Internal Revenue Code of 1986, as amended.

(c) This Plan constitutes an amendment, restatement, and consolidation of the two existing supplemental retirement benefit arrangements by and between the Bank and Richard P. Meduski and the Bank and Charles Pike with and into this Plan. The Effective Date of this Plan, as amended and restated, is January 1, ____________.

                                  Article II
                                  Definitions

Section 2.01  Definitions.  In this Plan, whenever the context so indicates, the
              -----------
singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "Affiliate" means any "parent corporation" or any "subsidiary corporation" of the Bank, as such terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(b) "Applicable Limitations" means one of the following:

     (i) the maximum limitation on annual benefits payable by a qualified defined benefit plan under Section 415(b) of the Code;

     (ii) the maximum limitations on annual additions to a qualified defined contribution plan under Section 415(c) of the Code;

     (iii) the maximum limitation on the aggregate projected annual benefits payable by qualified defined benefit plans and the annual additions to qualified defined contribution plans under Section 415(e) of the Code;

     (iv) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under qualified plans; and

     (v) the maximum limitations, under Sections 401(k), 401(m), or 402(g) of the Code, on pre-tax contributions that may be made to a qualified defined contribution plan.

(c) "Bank" means The Savings Bank of Manchester, and its successors.

(d) "Board of Directors" means the Board of Directors of the Bank.

(e) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

(h) "Common Stock" means the common stock of the Company.

(i) "Company" means Connecticut Bancshares, Inc. and its successors.

(j) "Eligible Individual" means any Employee of the Bank or an Affiliate who participates in the ESOP or the Pension Plan, as the case may be, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of ERISA.

(k) "Employee" means any person employed by the Bank or an Affiliate.

(l) "Employer" means the Bank or Affiliate that employs the Employee.

(m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(n) "ESOP" means The Savings Bank of Manchester Employee Stock Ownership Plan, as amended from time to time.

(o) "ESOP Acquisition Loan" means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

(p) "ESOP Valuation Date" means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

(q) "Effective Date" means January 1, _________.

(r) "Final Average Compensation" means the sum of the Participant's immediately preceding annual rate of base pay from the Bank, plus the average of the three
(3) most recently earned incentive compensation bonuses.

(s) "Participant" means an Eligible Employee who is entitled to benefits under the Plan.

(t) "Pension Plan" means The Savings Bank of Manchester Defined Benefit Pension Plan, as amended from time to time.

(u) "Plan" means this Savings Bank of Manchester Supplemental Executive Retirement Plan, as amended and restated.

(v) "Retirement" means termination of employment at any time following the satisfaction the requirements for early or normal retirement under either the ESOP or the Pension Plan, as appropriate.

(w) "Savings Plan" means The Savings Bank of Manchester Savings Plan, as amended from time to time.

(x) "Supplemental ESOP Account" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

(y) "Supplemental ESOP Benefit" means the benefit credited to a Participant pursuant to Section 4.01 of the Plan.

(z) "Supplemental Pension Account" means an account established by an Employer, pursuant to Section 5.03 of the Plan, with respect to a Participant's Supplemental Pension Benefit.

(aa) "Supplemental Pension Benefit" means the benefit earned by a Participant pursuant to Section 4.03 of the Plan.

(bb) "Supplemental Savings Benefit" means the benefit credited to a Participant pursuant to Section 4.04 of the Plan.

(cc) "Supplemental Savings Account" means an account established by an Employer, pursuant to Section 5.04 of the Plan, with respect to a Participant Supplement Savings Benefit.

(dd) "Supplemental Stock Ownership Account" means an account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's Supplemental Stock Ownership Benefit.

(ee) "Supplemental Stock Ownership Benefit" means the benefit credited to a Participant pursuant to Section 4.02 of the Plan.

(ff) "Supplemental Retirement Income Benefit" means the benefit earned by a Participant pursuant to Section 4.05 of the Plan.

                                  Article III
                         Eligibility and Participation

Section 3.01  Eligibility and Participation.
              -----------------------------

(a) Each Eligible Employee may participate in the Plan. An Eligible Employee shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Employee whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Employee's date of participation at the same time it designates the Eligible Employee as a Participant in the Plan.

(b) The Board of Directors may, at any time, designate an Eligible Employee as a Participant for any or all supplemental benefits provided for under
     Article IV of the Plan.

                                   Article IV
                                    Benefits

Section 4.01  Supplemental ESOP Benefit.
              -------------------------

As of the last day of each plan year of the ESOP, the Employer shall credit the Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (a) over (b), where:

(a) Equals the annual contributions made by the Employer and/or the number of shares of Common Stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that would otherwise be allocated to the accounts of the Participant under the ESOP for the applicable plan year if the provisions of the ESOP were administered without regard to and of the Applicable Limitations; and

(b) Equals the annual contributions made by the Employer and for the number of shares of common stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that are actually allocated to the accounts of the Participant under the provisions of the ESOP for that particular plan year after giving effect to any reduction of such allocation required by the limitations imposed by any of the Applicable Limitations.

Section 4.02  Supplemental Stock Ownership Benefit.
              ------------------------------------

(a) Upon a Participant's Retirement from the Employer, the Employer shall credit to the Participant's Supplemental Stock Ownership Account a Supplemental Stock Ownership Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

   (i) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or this Plan, as the case may be, had the Participant continued in the employ of the Employer through the first ESOP Valuation Date following the last scheduled payment of principal and interest on all ESOP Acquisition Loans outstanding at the time of the Participant's Retirement; and

   (ii) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP acquisition Loans) and allocated for the benefit of the Participant under the ESOP as of the first ESOP Valuation Date following the Participant's Retirement; and

   (iii)  Equals the higher of the closing price of the Common Stock as of:

          (A) The first ESOP Valuation Date following the Participant's Retirement, or

          (B)  The last day of the Participant's employment with the Employer.

(b)  For purposes of clause

   (i) of subsection (a) of this Section 4.02, the total number of shares of Common Stock shall be determined by multiplying the sum of (i) and
          (ii) by (iii), where: (i) equals the average of the total shares of Common Stock acquired with the proceeds of an ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of three most recent ESOP Valuation Dates preceding the Participant's Retirement (or lesser number if the Participant has not participated in the ESOP for three full years),

   (ii) equals the average number of shares of Common Stock credited to the Participant's Supplemental ESOP Account for the three most recent plan years of the ESOP (such that the three recent plan years coincide with the three most recent ESOP Valuation Dates referred to in (i) above); and

   (iii) equals the total number of scheduled annual payments remaining on the ESOP Acquisition Loans as of the Participant's Retirement.

(c) In the event of a Change in Control:

   (i) A Participant's Retirement shall be deemed to have occurred as of the effective date of the Change in Control, as determined by the Board of Directors, regardless of whether the Participant continues in the employ of the Employer following the Change in Control; and

   (ii) The determination of fair market value of the Common Stock shall be made as the effective date of the Change in Control.

Section 4.03  Supplemental Pension Benefit.
              ----------------------------

A Participant or, in the event of his death, his beneficiary, whose retirement or survivor benefits under the Pension Plan are limited by one or more of the Applicable Limitations shall be entitled to a supplemental retirement benefit or survivor benefit (Supplemental Pension Benefit) under this Plan in an amount equal to the excess of:

   (i) the benefit to which he would be entitled under the Pension Plan in the absence of the Applicable Limitations, computed as of the day the Participant separates from service with the Employer on the basis of the benefit form elected under the Pension Plan; over

   (ii) the actual benefit to which he is entitled under the Pension Plan, computed as of the day the Participant separates from service with the Employer on the basis of the benefit form elected under the Pension Plan;

provided, however, that, if the Plan is terminated with respect to a Participant prior to his separation from service with the Employer, such Supplemental Pension Benefit shall not exceed the Supplemental Pension Benefit that would have been payable under this Section 4.03, on the basis of the benefit form elected under the Pension Plan, if his separation from service had occurred as of the date of the termination of the Plan.

Section 4.04  Supplemental Savings Benefit.
              ----------------------------

A Participant's Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b), where:

(a) is matching contributions that would otherwise be allocated to an account of the Participant under the Savings Plan for a particular year if the provisions of the Savings Plan were administered without regard to any of the Applicable Limitations; and

(b) is the matching contributions made by the Employer that are actually allocated to an account of the Participant under the provisions of the Savings Plan for that particular year after giving effect to any reduction of such allocation required by any of the Applicable Limitations.

Section 4.05  Supplemental Retirement Income Benefit
              --------------------------------------

(a) Upon designation by the Board as a Participant with respect to this Section 4.05, a Participant's retirement from the Employer at age sixty (60), the Participant shall be entitled to an annual benefit equal to sixty percent (60%) of the Participant's Final Average Compensation less:

          (i) the actual benefit to which he is entitled under the Pension Plan, computed as of the day the Participant separates from service with the Employer on the basis of the benefit form elected under the Pension Plan; and

          (ii) the amounts payable under Section 4.03 of this Plan.

(b) A Participant who ceases to be an employee of the Bank before attaining age sixty (60) will receive no benefit under this Section 4.05, except in the event of the Participant's death, disability or a Change in Control of the Bank or the Company.

                                   Article V
                                   Accounts

Section 5.01  Supplemental ESOP Benefit Account.
              ---------------------------------

For each Participant who is credited with a benefit pursuant to Section 4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the limitations imposed by the Code. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

Section 5.02  Supplemental Stock Ownership Account.
              ------------------------------------

The Employer shall establish, as a memorandum account on its books, a Supplemental Stock Ownership Account. Upon a Participant's Retirement or in the event of a Change in Control, the Committee shall credit to the Participant's Supplemental Stock Ownership Account the amount of benefits determined under
Section 4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Participant's Retirement. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

Section 5.03  Supplemental Pension Account.
              ----------------------------

Reserved

Section 5.04  Supplemental Savings Account.
              ----------------------------
The Employer shall establish a memorandum account, the "Supplemental Savings Account" for each Participant on its books, and each year the Committee will credit the amount of contributions determined under Section 4.04 of the Plan. Contributions credited to a Participant's Supplemental Savings Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the Participant's matching contribution account under the Savings Plan.

                                  Article VI
                         Supplemental Benefit Payments

Section 6.01  Payment of Supplemental ESOP Benefit.
              ------------------------------------

(a) A Participant's Supplemental ESOP Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall have a non-forfeitable right to the Supplemental ESOP Benefit credited to him under this Plan in the same percentage as he has to benefits allocated to him under the ESOP at the time the benefits become distributable to him under the ESOP.

Section 6.02  Payment of Supplemental Stock Ownership Benefit.
              -----------------------------------------------

(a) A Participant's Supplemental Stock Ownership Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (i.e., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall always have a fully non-forfeitable right to the Supplemental Stock Ownership Benefit credited to him under this Plan.

Section 6.03  Payment of Supplemental Pension Benefit.
              ---------------------------------------

(a) A Participant's Supplemental Pension Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, and at the same time as his benefits are paid under the Pension Plan.

(b) A Participant shall have a non-forfeitable right to his Supplemental Pension Benefit under this Plan in the same percentage as he has to his accrued benefits under the Pension Plan at the time the benefits become distributable to him under the Pension Plan.

Section 6.04  Payment of Supplemental Savings Benefit.
              ---------------------------------------

(a) A Participant's Supplemental Savings Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, and at the same time as his benefits are paid under the Savings Plan.

(b) A Participant shall have a non-forfeitable right to his Supplemental Savings Benefit under this Plan in the same percentage as he has to his accrued benefits under the Pension Plan at the time the benefits become distributable to him under the Savings Plan.

Section 6.05  Payment of Supplemental Retirement Income Benefit
              -------------------------------------------------

(a) A Participant's Supplemental Retirement Income Benefit shall be paid to the Participant commencing on the first of the month next following the later of (i) the Participant's attainment of age sixty (60), or (ii) his last day as an employee of the Bank.

(b) In the event of the Participant's death, his surviving spouse shall receive a monthly payment for life equal to fifty percent (50%) of the benefit provided to the Participant during his lifetime. Such benefit shall commence as of the first of the month next following the date the Participant would have attained age sixty (60) or the date of his death, if later.

(c) If a Participant is not married at the time of death, no further benefits will be paid under this Section 6.05.

Section 6.06  Alternative Payment of Benefits.
              -------------------------------

Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the Supplemental Stock Ownership Benefit and/or the Supplemental Pension Benefit and/or Supplemental Savings Benefit to which he is entitled, and the survivor benefit to which his beneficiary under the Pension Plan may be entitled under
Section 4.03 be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP or the Pension Plan; provided, however, that in the event of any difference with respect to his Supplemental Pension Benefit, the benefit actually paid under this Section 6.04 shall be the actuarial equivalent (as determined based on applicable tables, factors, and assumption set forth in the Pension Plan) of the benefit that would be paid in accordance with the provisions of Section 6.03 of the Plan.

                                  Article VII
                               Claims Procedures

Section 7.01  Claims Reviewer.
              ---------------

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02  Claims Procedure.
              ----------------

(a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty
     (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the

     Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                 Article VIII
                           Amendment and Termination

Section 8.01  Amendment of the Plan.
              ---------------------

The Bank may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

Section 8.02  Termination of the Plan.
              -----------------------

The Bank may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such termination without the consent of the Participant or beneficiary. Any amounts credited to the supplemental accounts of any Participant shall remain subject to the provisions of the Plan and no distribution of benefits shall be accelerated because of termination of the Plan.

                                  Article IX
                              General Provisions

Section 9.01  Unfunded, Unsecured Promise to Make Payments in the Future.
              ----------------------------------------------------------

The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Bank or its Affiliates and neither a Participant nor his designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Bank or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitutes a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 9.02  Committee as Plan Administrator.
              -------------------------------

(a) The Plan shall be administered by the Committee designated by the Board of Directors.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

Section 9.03  Expenses.
              --------

Expenses of administration of the Plan shall be paid by the Bank or an Affiliate.

Section 9.04  Statements.
              ----------

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

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

Section 9.05  Rights of Participants and Beneficiaries.
              ----------------------------------------

(a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Bank or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Bank or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Bank or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

Section 9.06  Incompetent Individuals.
              -----------------------

The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate and the Plan for such Participant or beneficiary.

Section 9.07  Sale, Merger, or Consolidation of the Bank.
              ------------------------------------------

The Plan may be continued after a sale of assets of the Bank, or a merger or consolidation of the Bank into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. Additionally, upon a merger, consolidation or other change in control any amounts credited to Participant's deferral accounts shall be placed in a grantor trust to the extent not already in such a trust. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Section 7.2 of the Plan. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Bank or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

Section 9.08  Location of Participants.
              ------------------------

Each Participant shall keep the Bank informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. The Bank shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

Section 9.09  Liability of the Bank and its Affiliates.
              ----------------------------------------

Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the Bank.

Section 9.10  Governing Law.
              -------------

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Connecticut.

Section 9.11  Withholding Taxes
              ----------- -----

The Bank shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

                                   Article X
                        Required Regulatory Provisions

Section 10.01  Required Regulatory Provisions.
               ------------------------------

Any payments made to Participants pursuant to this Plan, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k), 12 C.F.R. Part 359 and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.



Having been adopted by its Board of Directors on the ___ day of____________, this Plan is executed by its duly authorized officer this ___ day of________________.


                                    THE SAVINGS BANK OF MANCHESTER
Attest:


________________________            By:___________________________________
                                         For the Entire Board of Directors

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